FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 23, 2003 (January 9, 2004)

LEVEL 8 SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Carnegie Center, Suite 303 Princeton New Jersey 08540
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(609) 987-9001

(Former name or former address, if changed since last report)

Item 2.Acquisition or Disposition of Assets

On January 9, 2004 , Level 8 Systems, Inc. acquired substantially all of the assets of Critical Mass Mail, Inc., d/b/a EnsuredmailR. The acquisition was completed using Level 8 Systems Common Stock.The aggregate purchase price of the assets was seven hundred fifty thousand dollars ($750,000.00). Level 8 Systems agreed to issue 2,027,027 common shares, subject to registration, as consideration for the Assets. The primary assets acquired in the acquisition were Critical Mail, Inc.'s federally certified EnsuredmailR email encryption technology and products

Level 8 Systems agreed to assume certain liabilities of the Company in an amount not to exceed fifty thousand dollars ($50,000.00).

The acquisition of EnsuredmailR brings a new suite of products to Level 8.A federally certified encryption email technology, it is a strategic complement to Level 8's award winning application and business process integration solution, Cicero .

 Item 7. Financial Statements and Exhibits

c) Exhibits

Exhibit No.   Title

2.1                  Asset Purchase Agreement with Critical Mass Mail, Inc. dated January 9, 2004

99.1                Press Release dated January 14, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                                 LEVEL 8 SYSTEMS, INC.

                                                                                By: /s/ John P. Broderick

                                                                                       John P. Broderick

               Chief Operating and Financial Officer,

               Corporate Secretary